CERTIFICATION PURSUANT TO
                               18 U.S.C. ss. 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the amended quarterly report of Bidville, Inc. (the "Company") on Form 10-QSB/A, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Robert W. Pearce, Chief Financial Officer, (or equivalent thereof) of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes- Oxley Act of 2002, that, to the best of my knowledge and belief:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


                  /s/ Robert W. Pearce
                  -----------------------------------------------
                  Robert W. Pearce, Acting Treasurer
                  Chief Financial Officer (or equivalent there of) October 25, 2004

A signed original of this written statement required by Section 906 has been provided to Bidville, Inc. and will be retained by Bidville, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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